MIDSOUTH BANCORP
RESTRICTED STOCK GRANT AGREEMENT

THIS AGREEMENT, made as of June 30, 2010, between MIDSOUTH BANCORP (the “Company”) and [________________] (the “Participant”).

WHEREAS, the Company has adopted and maintains the 2007 Omnibus Incentive Compensation Plan (as amended and restated effective April 25, 2007) (the “Plan”) to provide certain key persons, on whose initiative and efforts the successful conduct of the business of the Company depends, with incentives to: (a) enter into and remain in the service of the Company, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company;

WHEREAS, the Plan provides that the Board of Directors of the Company (the “Board” ) shall administer the Plan and determine the key persons to whom awards shall be granted and the amount and type of such awards; and

WHEREAS, the Board  has determined that the purposes of the Plan would be furthered by granting the Participant an award under the Plan as set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.  Grant of Restricted Stock.  Pursuant to, and subject to, the terms and conditions set forth in this Agreement and in the Plan, the Board hereby grants to the Participant [__________ (___)] restricted shares (the “Restricted Stock”) of common stock of the Company, par value $0.01 per share (“Common Stock”).  Until such time as the Restricted Stock vests in accordance with Section 4 of this Agreement, the shares of Restricted Stock shall be nontransferable as set forth in Section 5 hereof and are subject to a substantial risk of forfeiture.

Except as otherwise set forth herein, if the Participant ceases to be employed by the Company or any of its affiliates for any reason, all shares of Restricted Stock that are not then vested shall be forfeited without any payment whatsoever to the Participant.  For purposes of this Agreement, the Participant will be deemed to have terminated employment as of his or her last day of active work for the Company and its affiliates; provided, however that the Participant shall be deemed to be actively at work during any period the Participant is on approved paid medical leave or during the protected reemployment period applicable to military leave.

2.  Grant Date.  The Grant Date of the Restricted Stock is June 30, 2010.

3.  Incorporation of Plan.  All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Board, shall govern.  Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

4.  The Restricted Period.
          (a) Except as provided for in Section 4(b) and 4(c) hereof, the Restricted Stock shall become 100% vested on the third annual anniversary of the Grant Date.

                            (b) In the event of the occurrence of a Change of Control, as defined in Article 12 of the Plan, as in effect on the date of such occurrence, the Restricted Stock shall become vested in full on the date of such Change in Control.

          (c) In the event of the termination of Participant’s employment by reason of the Participant’s death, disability or retirement (such retirement to be approved in advance by the Committee), the Restricted Stock shall become vested in full.  For purposes of this Agreement, determination of a Participant’s disability shall be made in the sole and absolute discretion of the Committee.

5.  Restrictions on Transferability. Until a share of Restricted Stock vests in accordance with Section 4, the Participant shall not transfer the Participant’s rights to such share of Restricted Stock or to any rights related thereto. Any attempt to transfer unvested shares of Restricted Stock or any rights related thereto, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, shall not vest the transferee with any interest or right in or with respect to such shares of Restricted Stock or such related rights except as specified in Section 11.2 of the Plan. Notwithstanding the foregoing, so long as the Company is a participant under the Capital Purchase Program of the U.S. Department of the Treasury’s Troubled Asset Relief Program, transferability of the restricted shares will be subject to the rules and regulations of the U.S. Department of Treasury issued with respect to grants of restricted stock.

6.  Rights as a Shareholder.  While the Restricted Stock remain subject to forfeiture in accordance with this Agreement, the Participant shall have all rights of a shareholder with respect to the Restricted Stock, including the right to receive dividends and vote the shares; provided, however, that during such period (i) Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares as set forth above in Section 5 and (ii) the Company (or a custodian selected by the Company) shall retain custody of any certificates evidencing the shares of Restricted Stock.  In lieu of retaining custody of any certificates evidencing the Restricted Stock, the shares of Restricted Stock granted under this Agreement, may, in the Company’s discretion, be held in escrow by the Company or reflected in the Company’s books and records, until Participant’s interest in such shares becomes vested and nonforfeitable.  With respect to any Restricted Stock forfeited under this Agreement, Participant does hereby irrevocably constitute and appoint the Secretary of the Company or any successor Secretary of the Company (the “Secretary”) as his or her attorney to transfer the forfeited shares of Restricted Stock on the books of the Company with full power of substitution in the premises.  The Secretary shall use such authority to cancel any shares of Restricted Stock that are forfeited under this Agreement.

7. Withholding.   The Participant shall be responsible for satisfying all applicable income and employment tax withholding obligations with respect to the vesting of the Restricted Stock granted pursuant to this Agreement, which obligations may be satisfied in accordance with Section 11.7 of the Plan.  If the Participant does not satisfy his or her withholding obligations as required by applicable law, the Company shall withhold the amount from any payments the Company makes to the Participant necessary to satisfy such obligations.

8.  Right of Discharge Preserved. Nothing in this Agreement shall confer upon the Participant the right to continue in the employ or other service of the Company, or affect any right which the Company may have to terminate such employment or service.

9.  Integration.  This Agreement contains the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.  This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

10. Section 409A.  Notwithstanding any other provision of this Agreement, it is intended that payments hereunder will not be considered deferred compensation within the meaning of Section 409A of the Code.  For purposes of this Agreement, all rights to payments hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A of the Code.  Payments hereunder are intended to satisfy the exemption from Section 409A of the Code for restricted stock.  For purposes of this Agreement, any action taken hereunder shall be undertaken in a manner that will not negatively affect the status of the Restricted Stock unless such action otherwise complies with Section 409A of the Code to the extent necessary to avoid noncompliance.  Notwithstanding the preceding, neither the Company nor any affiliate shall be liable to the Participant or any other person if the IRS or any court or other authority having jurisdiction over such matter determines for any reason that any payments hereunder are subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Section 409A of the Code.

11.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

12.  Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Louisiana, without regard to the provisions governing conflict of laws.

13. Limitation on Rights; No Right to Future Grants; Extraordinary Item.   By entering into this Agreement and accepting the Award, Participant acknowledges that: (i) Participant's participation in the Plan is voluntary; (ii) the value of the Award is an extraordinary item which is outside the scope of any employment contract with Participant; (iii) the Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and Participant will not be entitled to compensation or damages as a consequence of Participant's forfeiture of any unvested portion of the Award as a result of Participant's Termination of Service with the Company or any Related Company for any reason; and (iv) in the event that Participant is not a direct employee of Company, the grant of the Award will not be interpreted to form an employment relationship with the Company or any Related Company and the grant of the Award will not be interpreted to form an employment contract with the Participant's employer, the Company or any Related Company. The Company shall be under no obligation whatsoever to advise the Participant of the existence, maturity or termination of any of Participant's rights hereunder and Participant shall be responsible for familiarizing himself or herself with all matters contained herein and in the Plan which may affect any of Participant's rights or privileges hereunder.

14.  Participant Acknowledgment.  The Participant hereby acknowledges receipt of a copy of the Plan.  The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board  in respect of the Plan, this Agreement and the Restricted Stock shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

MIDSOUTH BANCORP

By:___________________________
Member of the Personnel Committee
of the Board of Directors

ACCEPTED AND AGREED TO:

_______________________________
Participant